EXHIBIT 99.1

Pharmacy Creations, LLC

Financial Statements

Years ended December 31, 2013 and December 31, 2012

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INDEPENDENT AUDITORS’ REPORT

To the Members

Pharmacy Creations, LLC

We have audited the accompanying balance sheets of Pharmacy Creations, LLC (the “Company”) as of December 31, 2013 and 2012, and the related statements of income, members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmacy Creations, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the financial statements, the Company’s members sold 100% of their membership interests subsequent to December 31, 2013. Our opinion is not modified with respect to this matter.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

June 13, 2014

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PHARMACY CREATIONS, LLC

BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$40,425	$117,675
Accounts receivable, net	88,406	98,183
Due from related party	-	3,856
Prepaid expenses and other current assets	21,344	12,874
Inventory	161,725	74,099
Total current assets	311,900	306,687
Furniture and equipment, net	49,188	63,412
TOTAL ASSETS	$361,088	$370,099
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$116,130	$65,073
Accrued payroll and related liabilities	63,661	38,895
Customer deposits	21,610	12,977
Debt	-	13,970
Current portion of capital lease obligation	6,293	6,031
Total current liabilities	207,694	136,946

Capital lease obligation, net of current portion	13,416	19,709
TOTAL LIABILITIES	221,110	156,655
Commitments and contingencies
MEMBERS’ EQUITY
Members’ equity	139,978	213,444
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$361,088	$370,099

The accompanying notes are an integral part of these financial statements

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PHARMACY CREATIONS, LLC

STATEMENTS OF INCOME

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Pharmacy sales, net	$2,856,575	$3,074,883
Cost of sales	(1,798,908)	(1,718,814)
Gross profit	1,057,667	1,356,069
Operating expenses:
Selling, general and administrative	427,507	451,580
Total operating expenses	427,507	451,580
Operating income	630,160	904,489
Other expense:
Interest expense	(3,963)	(3,654)
Total other expense	(3,963)	(3,654)
Net income	$626,197	$900,835

The accompanying notes are an integral part of these financial statements

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PHARMACY CREATIONS, LLC

 STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2013 and 2012

Balance at December 31, 2011	$(4,414)
Distributions	(682,977)
Net income	900,835
Balance at December 31, 2012	213,444
Distributions	(699,663)
Net income	626,197
Balance at December 31, 2013	$139,978

The accompanying notes are an integral part of these financial statements

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PHARMACY CREATIONS, LLC

STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$626,197	$900,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,321	19,095
Bad debt expense	3,957	3,666
Changes in assets and liabilities:
Accounts receivable, net	5,820	4,232
Due from related party	3,856	-
Prepaid expenses and other current assets	(8,470)	(3,260)
Inventory	(87,626)	(8,579)
Accounts payable and accrued expenses	51,057	(96,518)
Accrued payroll and related liabilities	24,766	(7,787)
Customer deposits	8,633	7,915
NET CASH PROVIDED BY OPERATING ACTIVITIES	649,511	819,599
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(7,097)	(17,136)
NET CASH USED IN INVESTING ACTIVITIES	(7,097)	(17,136)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	(699,663)	(682,977)
Payments on debt	(13,970)	(61,600)
Payments on capital lease obligation	(6,031)	(5,781)
NET CASH USED IN FINANCING ACTIVITIES	(719,664)	(750,358)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(77,250)	52,105
CASH AND CASH EQUIVALENTS, beginning of year	117,675	65,570
CASH AND CASH EQUIVALENTS, end of year	$40,425	$117,675
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,105	$3,145
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

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PHARMACY CREATIONS, LLC

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended December 31, 2013 and 2012

NOTE 1. OVERVIEW, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company and Background

Pharmacy Creations, LLC (“PC” or the “Company”) is a New Jersey limited liability company organized on August 24, 2000. The Company is a provider of customized sterile and non-sterile compounded pharmaceuticals located in Randolph, NJ. The Company also offers patient and prescriber consultations in pain management, nutritional wellness and women’s health.

Basis of Presentation

The Company’s financial statements have been prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Limited Liability Company Operating Agreement

As a limited liability company, each member’s liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement. The Company is treated as a partnership for federal and New Jersey state income tax purposes. Consequently, federal and state income taxes are not payable by the Company. The Company’s net income or loss is allocated among the members in accordance with the operating agreement of the Company and members are taxed individually on their share of the Company’s earnings.

Revenue Recognition and Deferred Revenue

The Company recognizes revenues when all of the following criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

Determination of criteria (3) and (4) will be based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

Cost of Sales

Cost of sales includes direct and indirect costs to manufacture formulations and product sold, including packaging, storage, royalties (see Note 9), shipping and handling costs and the write-off of obsolete inventory.

Concentrations of Credit Risk

The Company places its cash with financial institutions deemed by management to be of high credit quality. The Federal Deposit Insurance Corporation (“FDIC”) provides basic deposit coverage with limits to $250,000 per owner. At December 31, 2013 and 2012, the Company had no cash deposits in excess of FDIC limits.

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Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

Accounts Receivable

The balance in accounts receivable consists of revenue amounts the Company has invoiced and recognized, but for which payment has not been received. Accounts receivable are presented net of an allowance for doubtful accounts in the amount of $3,957 and $3,666 as of December 31, 2013 and 2012, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. The Company evaluates the carrying value of inventories on a regular basis, based on the price expected to be obtained for products in their respective markets compared with historical cost. Write-downs of inventories are considered to be permanent reductions in the cost basis of inventories.

The Company also regularly evaluates its inventories for excess quantities and obsolescence (expiration), taking into account such factors as historical and anticipated future sales or use in production compared to quantities on hand and the remaining shelf life of products and active pharmaceutical ingredients on hand. The Company establishes reserves for excess and obsolete inventories as required based on its analyses.

Furniture and Equipment

Furniture and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the estimated useful life or remaining lease term, whichever is shorter. Computer software and hardware, and furniture and equipment are depreciated over three to five years.

Fair Value Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

●	Level 1: Applies to assets or liabilities for which there are quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

●	Level 2: Applies to assets or liabilities for which there are significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

●	Level 3: Applies to assets or liabilities for which there are significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, Level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

At December 31, 2013 and 2012, the Company did not have any financial assets or liabilities which are measured at fair value on a recurring basis. The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, accrued payroll and related liabilities, customer deposits, capital lease, and debt. The carrying amount of these financial instruments, approximates fair value due to the short-term maturities of these instruments. Based on borrowing rates currently available to the Company, the carrying value of the capital lease and debt approximates fair value.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include, among other things, provisions for uncollectible accounts receivable, realizability of inventory, and recoverability of long-lived assets.

NOTE 2. INVENTORY

Inventory is comprised of over-the-counter (“OTC”) retail pharmacy products, commercial pharmaceutical products, related laboratory supplies and active pharmaceutical ingredients. The composition of inventories as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Raw materials	$149,477	$60,000
Finished goods	12,248	14,099
	$161,725	$74,099

During the year ended December 31, 2012, the Company incurred a casualty loss of inventory valued at approximately $60,000. The inventory loss was the result of loss of electrical power related to a natural disaster in November 2012 and is included in cost of sales in the accompanying statement of income.

NOTE 3. FURNITURE AND EQUIPMENT

Furniture and equipment as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Computer software and hardware	$67,103	$63,606
Furniture and equipment	240,131	236,531
Leasehold improvements	153,671	153,671
	460,905	453,808
Accumulated depreciation	(411,717)	(390,396)
	$49,188	$63,412

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 were $21,321 and $19,095, respectively.

NOTE 4. DEBT

Line of Credit

The Company entered into a working capital line of credit agreement with a financial institution on March 21, 2008 and subsequently renewed the agreement on September 6, 2013. The line of credit has a maturity date of September 1, 2016. The line of credit agreement allows the Company to borrow proceeds of up to $75,000 and is secured by a first security interest on all business assets. The Company is required to pay regular monthly payments of all accrued unpaid interest due monthly, with interest on the line of credit calculated as the greater of one of the following: (a) the Prime Rate (as defined and published in the Wall Street Journal) plus 1.00% per annum, or (b) 4.25% per annum. The line of credit agreement is personally guaranteed by the members of PC. The Company did not borrow any funds under the line of credit agreement during the years ended December 31, 2013 and 2012.

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Term Loan

The Company entered into a term loan with a financial institution on April 13, 2009 in the amount of $168,000. The term loan had a maturity date of May 1, 2014 and the Company was required to pay regular monthly principal and interest payments with the interest on the term loan calculated as the greater of one of the following: (a) the Prime Rate (as defined and published in the Wall Street Journal) plus 1.50% per annum, or (b) 4.25% per annum. The term loan was secured by a first security interest on all business assets and the term loan was personally guaranteed by the members of PC. During the years ended December 31, 2013 and 2012, the Company recorded interest expense of $157 and $1,991, respectively. The term loan balance as of December 31, 2012 was $13,970 and the term loan was repaid in full in May 2013.

NOTE 5. MEMBERS’ EQUITY

Pursuant to the Company’s Limited Liability Company Operating Agreement (the “LLC Agreement”), the members agreed to establish a working capital fund for the Company of $100,000, to which each member contributed $50,000. Distributable cash and allocation of profits and losses are allocated to the members as defined in the LLC Agreement. Distributions to members during the years ended December 31, 2013 and 2012 totaling $699,663 and $682,977, respectively, consisted of payments for members’ share of income taxes, draws on salaries and personal expenses paid by the Company on behalf of the members.

NOTE 6. EMPLOYEE SAVINGS PLAN

The Company has established an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code, effective January 1, 2013. The plan allows participating employees to deposit into tax deferred investment accounts up to 100% of their salary, subject to annual limits. The Company contributed approximately $53,000 to the plan during the year ended December 31, 2013.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Capital Lease

The Company leases equipment under a capital lease with an interest rate of 4.25% per annum. At December 31, 2013, future payments under this capital lease are as follows:

2014	$7,009
2015	7,009
2016	7,009
Total minimum lease payments	21,027
Less amount representing interest	(1,318)
Present value of future minimum lease payments	19,709
Less current portion	(6,293)
Capital lease obligation, net of current portion	$13,416

The value of the equipment under capital lease as of December 31, 2013 and 2012 was $31,521, with related accumulated depreciation of $12,608 and $6,304, respectively.

Commitments

In August 2009, the Company amended its lease agreement for 3,874 square feet of office space, extending the term from January 1, 2010 to December 31, 2015, effective January 1, 2010. Monthly rent under the extended lease began on January 1, 2010 in the amount of $3,594. Rent expense for each of the years ended December 31, 2013 and 2012 was approximately $43,000.

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The following schedule represents the approximate future minimum lease obligations for all non-cancelable operating leases as of December 31, 2013:

2014	43,000
2015	43,000
Future minimum lease payments	$86,000

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions. The Company has agreed to indemnify the members and managers to the maximum extent permitted under the laws of the State of New Jersey. The Company indemnifies its lessor in connection with its facility lease for certain claims arising from the use of the facility. The indemnifications do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnifications in the accompanying balance sheets.

Legal

In the ordinary course of business, the Company may face various claims brought by third parties (including customers and state pharmacy boards) and the Company may, from time to time, make claims or take legal actions to assert the Company’s rights, including intellectual property rights, contractual disputes and other commercial disputes. Any of these claims could subject the Company to litigation. Management believes the outcomes of any currently pending claims will not likely have a material effect on the Company’s financial position and results of operations.

NOTE 9. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2013 and 2012, the Company made payments to Novel Drug Solutions, LLC (“NDS”), a related party. NDS is 50% owned by the former members of the Company (see Note 11), and 50% owned by two full-time employees of the Company. NDS owns certain intellectual property related to, among other things, certain formulations sold by the Company, and NDS is paid a royalty amount related to the formulation sales that utilize the NDS-owned intellectual property. During the years ended December 31, 2013 and 2012, the Company paid NDS $51,114 and $46,929, respectively, which is included in cost of sales. At December 31, 2012, the Company was due $3,856 from NDS related to prepayments under the royalty agreement. No amounts were due and outstanding to NDS at December 31, 2013.

During each of the years ended December 31, 2013 and 2012, the Company made payments to members totaling $24,000 for the reimbursement of home office expenses which is included in selling, general and administrative expenses in the accompanying statements of income.

During the years ended December 31, 2013 and 2012, the Company made payments to a sibling of one of the members totaling $20,280 and $15,977, respectively, for additional compensation and is included in selling, general and administrative expenses in the accompanying statements of income.

NOTE 10. SEGMENT INFORMATION

The Company operates the business on the basis of a single reportable segment, which is the business of providing sterile and non-sterile pharmaceutical compounding services. The Company’s chief operating decision-maker is the Pharmacist-in-Charge, who evaluates the Company as a single operating segment.

The Company categorizes revenues by geographic area based on selling location. All operations are currently located in the United States; therefore, total revenues for 2013 and 2012 are attributed to the United States. All long-lived assets at December 31, 2013 and 2012 are located in the United States.

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The Company sells its compounded formulations to a large number of customers. Less than 10% of the Company’s total pharmacy sales were derived from a single customer for the years ended December 31, 2013 and 2012.

The Company receives its active pharmaceutical ingredients from three main suppliers. These suppliers accounted for 92%, and 62% of drug and chemical purchases during the years ended December 31, 2013 and December 31, 2012, respectively.

NOTE 11. SUBSEQUENT EVENTS

The Company has performed an evaluation of events occurring subsequent to December 31, 2013 through June 13, 2014, the date of the issuance of these financial statements. Based on our evaluation, nothing other than the events described below need to be disclosed.

On April 1, 2014, the Imprimis Pharmaceuticals, Inc. (“Imprimis”) acquired all of the outstanding membership interests of the Company from J. Scott Karolchyk and Bernard Covalesky (the “Sellers”, and such transaction, the “PC Acquisition”).

●	At the closing of the PC Acquisition, Imprimis paid to the Sellers an aggregate cash purchase price of $600,000. In addition, the Sellers are entitled to receive additional contingent consideration upon the satisfaction of certain conditions:

●	A contingent cash payment of $50,000, payable if the Company earns revenue of over $3,500,000 for the 12 month period ending March 31, 2015.

●	A contingent stock payment of up to an aggregate of 215,190 shares of Imprimis common stock, issuable only if the following revenue milestones are met:

● if the Company earns revenue of over $7,500,000 during the 12 month period ending March 31, 2016, all 215,190 shares;

● if the Company earns revenue of between $3,500,000 and $7,500,000 during the 12 month period ending March 31, 2016, an aggregate of that number of shares of Imprimis common stock equal to the amount that such revenue exceeds $3,500,000 divided by 18.5882, rounded down to the lower whole number (not to exceed 215,190 shares).

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